Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Tuesday, October 23, 2018	INVESTOR RELATIONS CONTACT: Daniel Wong - (808) 835-3700 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva - (808) 835-3712 News@HawaiianAir.com

Hawaiian Holdings Reports 2018 Third Quarter Financial Results

HONOLULU — October 23, 2018 — Hawaiian Holdings, Inc. (NASDAQ: HA) (the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the third quarter of 2018.

Third Quarter 2018 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income	$93.5M	+$21.9M	$96.7M	$(3.0)M
Diluted EPS	$1.84	+$0.50	$1.91	+$0.05
Pre-tax Margin	15.4%	(0.6) pts.	15.9%	(6.3) pts.

"Through back-to-back hurricanes in Hawai'i and a typhoon in Japan, my colleagues minimized disruptions to operations, kept our guests safe, and supported community relief efforts all while delivering our authentic Hawaiian hospitality that is unmatched in the industry," said Peter Ingram, Hawaiian Airlines president and CEO. "Our healthy financial and operational performance in this eventful quarter once again demonstrated that the Hawaiian team is second to none."

Statistical information, as well as a reconciliation of the non-GAAP financial measures, can be found in the accompanying tables.

Shareholder Returns, Liquidity and Capital Resources

The Company returned $37.3 million to shareholders in the third quarter through $31.2 million in shares repurchased and $6.1 million in dividends paid.

On October 19, 2018 the Company's Board of Directors declared a quarterly cash dividend of 12 cents per share to be paid on November 30, 2018 to all shareholders of record as of November 16, 2018.

As of September 30, 2018, the Company had:

•	Unrestricted cash, cash equivalents and short-term investments of $591 million

•	Outstanding debt and capital lease obligations of $718 million

Third Quarter 2018 Highlights

Commercial

•
Expanded its cargo services with the launch of its All-Cargo Neighbor Island service between Honolulu's Daniel K. Inouye International Airport (HNL), Lihu'e Airport (LIH) and Hilo International Airport (ITO). The All-Cargo service, which currently consists of two ATR-72 aircraft, is expected to expand in 2019 with the addition of flights between Honolulu (HNL) and Maui's Kahului Airport (OGG) and Hawai'i Island's Kona International Airport (KOA).

Operational

•	Carried more than 3 million guests across its network, a record for the third quarter.

Partnerships

•
Enhanced its comprehensive partnership with Japan Airlines with the implementation of reciprocal frequent flyer benefits for HawaiianMiles and JAL Mileage Bank members effective October 2018. The enhanced program is the second phase of the comprehensive partnership launched in March 2018 with codeshare flights.

New Routes

•	Announced its second East Coast route with new five-times-a-week non-stop service between Boston's Logan International Airport (BOS) and Honolulu (HNL) beginning April 2019.

Fleet and Financing

•	Took delivery of three Airbus A321neo aircraft between July and August, increasing the size of its A321neo fleet to nine aircraft.

•
Retired two of its Boeing 767 aircraft in the third quarter as part of the planned exit from its 767 fleet. Retired an additional 767 aircraft subsequent to quarter end, decreasing the size of its 767 fleet to five aircraft.

•	Completed a sale-leaseback transaction for one of its Airbus A330-200 aircraft.

•	Subsequent to quarter end, signed a definitive agreement with General Electric for the acquisition of GEnx engines to power its Boeing 787-9 fleet to be delivered starting in 2021.

Fourth Quarter and Full Year 2018 Outlook

The table below summarizes the Company’s expectations for the fourth quarter and full year ending December 31, 2018 expressed as an expected percentage change compared to the recast results for the quarter and year ended December 31, 2017, as applicable.

As a result of discretionary contributions to defined benefit and other postretirement plans made by the Company in the third quarter, and the resulting impact of the Tax Cuts and Jobs Act, the Company expects its effective tax rate for the full year ending December 31, 2018 to be in the range of 21 percent to 23 percent.

	Fourth Quarter		GAAP Fourth Quarter
Item	2018 Guidance	GAAP Equivalent	2018 Guidance
ASMs	Up 4.5 - 6.5%
Operating revenue per ASM	Down 2.5% - Up 0.5%
Cost per ASM excluding fuel and special items (a)	Down 2.0% - Up 1.0%	Cost per ASM (a)	Up 2.3 - 5.8%
Gallons of jet fuel consumed	Flat - Up 2.0%
Economic fuel cost per gallon (b)(c)	$2.20 - $2.30	Fuel cost per gallon (b)	$2.31 - $2.40

	Full Year		GAAP Full Year
Item	2018 Guidance	GAAP Equivalent	2018 Guidance
ASMs	Up 5.5 - 6.5%
Cost per ASM excluding fuel and special items (a)	Up 1.5 - 2.5%	Cost per ASM (a)	Up 7.0 - 8.9%
Gallons of jet fuel consumed	Up 4.5 - 5.5%
Economic fuel cost per gallon (b)(c)	$2.05 - $2.15	Fuel cost per gallon (b)	$2.17 - $2.27

(a) See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and special items.
(b) Fuel cost per gallon estimates are based on the October 11, 2018 fuel forward curve.
(c) See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

New Revenue Recognition Accounting Standard

As of January 1, 2018, the Company adopted Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, which affects the Company's accounting for frequent flyer mileage sales, passenger revenue, other operating revenue, and selling costs. The prior periods presented have been recast to reflect adoption of these new standards.

For additional details on the impact of the adoption of the new standards, see the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and the Company's subsequent periodic filings beginning with its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (October 23, 2018) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may access and listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, a replay of the webcast will be archived for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 14 years (2004-2017) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 89th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline. Hawaiian offers non-stop service to Hawai‘i from more U.S. gateway cities (12) than any other airline, along with service from Japan, South Korea, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 170 jet flights daily between the Hawaiian Islands, with a total of more than 250 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian's Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian's LinkedIn page.

For media inquiries, please visit Hawaiian Airlines' online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s expectations regarding available seat miles, cost per available seat mile, cost per available seat mile excluding fuel and special items, gallons of jet fuel consumed, fuel cost per gallon, and economic fuel cost per gallon for the quarter and full year ending December 31, 2018; the Company's expectations regarding operating revenue per available seat mile for the quarter ending December 31, 2018; statements regarding the future expansion of the Company's cargo services; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarterly and annual results; economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates, including due to the occurrence of natural disasters, such as hurricanes, earthquakes and tsunamis; the Company’s dependence on tourist travel; labor negotiations and related developments; competitive pressures, including the potential impact of rising industry capacity between North America and Hawai‘i; the Company's ability to continue to generate sufficient cash flow to support the payment of a quarterly dividend; changes in the Company's future capital needs; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017 (a)	% Change	2018	2017 (a)	% Change
	(in thousands, except per share data)
Operating Revenue:
Passenger	$697,232	$668,643	4.3%	$1,963,994	$1,856,401	5.8%
Other	61,855	47,573	30.0%	175,952	136,140	29.2%
Total	759,087	716,216	6.0%	2,139,946	1,992,541	7.4%
Operating Expenses:
Wages and benefits	176,642	161,059	9.7%	516,906	466,772	10.7%
Aircraft fuel, including taxes and delivery	162,932	110,111	48.0%	449,404	316,423	42.0%
Maintenance, materials and repairs	57,118	49,396	15.6%	176,229	161,366	9.2%
Aircraft and passenger servicing	42,063	37,533	12.1%	117,207	107,459	9.1%
Depreciation and amortization	36,373	28,447	27.9%	101,537	83,787	21.2%
Commissions and other selling	32,704	33,163	(1.4)%	96,482	94,967	1.6%
Aircraft rent	31,768	35,195	(9.7)%	93,533	102,883	(9.1)%
Other rentals and landing fees	33,227	30,989	7.2%	95,226	86,763	9.8%
Purchased services	32,509	24,736	31.4%	95,104	79,428	19.7%
Contract terminations expense	—	—	—%	35,322	—	100.0%
Special items	—	—	—%	—	23,450	(100.0)%
Other	37,925	36,585	3.7%	117,977	101,371	16.4%
Total	643,261	547,214	17.6%	1,894,927	1,624,669	16.6%
Operating Income	115,826	169,002	(31.5)%	245,019	367,872	(33.4)%
Nonoperating Income (Expense):
Other nonoperating special items	—	(50,202)		—	(50,202)
Interest expense and amortization of debt discounts and issuance costs	(8,446)	(7,578)		(24,628)	(23,292)
Gains (losses) on fuel derivatives	3,495	3,282		27,064	(10,228)
Interest income	3,124	1,861		6,529	4,480
Capitalized interest	1,821	2,416		6,414	6,258
Other, net	937	(3,892)		(759)	(10,132)
Total	931	(54,113)		14,620	(83,116)
Income Before Income Taxes	116,757	114,889		259,639	284,756
Income tax expense	23,215	43,267		58,075	102,594
Net Income	$93,542	$71,622		$201,564	$182,162
Net Income Per Common Stock Share:
Basic	$1.85	$1.35		$3.97	$3.41
Diluted	$1.84	$1.34		$3.96	$3.39
Weighted Average Number of Common Stock Shares Outstanding:
Basic	50,594	53,185		50,807	53,456
Diluted	50,731	53,509		50,935	53,799

(a) Amounts recast due to the adoption of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers.

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three months ended September 30,						Nine months ended September 30,
	2018		2017 (a)		% Change		2018		2017 (a)		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (b) :
Revenue passengers flown	3,035		3,000		1.2%		8,943		8,588		4.1%
Revenue passenger miles (RPM)	4,554,393		4,290,499		6.2%		12,918,174		12,187,344		6.0%
Available seat miles (ASM)	5,347,156		4,946,678		8.1%		15,098,431		14,203,112		6.3%
Passenger revenue per RPM (Yield)	15.31	¢	15.58	¢	(1.7)%		15.20	¢	15.23	¢	(0.2)%
Passenger load factor (RPM/ASM)	85.2%		86.7%		(1.5	) pt.	85.6%		85.8%		(0.2	) pt.
Passenger revenue per ASM (PRASM)	13.04	¢	13.52	¢	(3.6)%		13.01	¢	13.07	¢	(0.5)%
Total Operations (b) :
Revenue passengers flown	3,039		3,001		1.3%		8,949		8,592		4.2%
Revenue passenger miles (RPM)	4,557,706		4,293,095		6.2%		12,921,666		12,190,846		6.0%
Available seat miles (ASM)	5,352,976		4,950,800		8.1%		15,104,500		14,208,642		6.3%
Operating revenue per ASM (RASM)	14.18	¢	14.47	¢	(2.0)%		14.17	¢	14.02	¢	1.1%
Operating cost per ASM (CASM)	12.02	¢	11.05	¢	8.8%		12.55	¢	11.43	¢	9.8%
CASM excluding aircraft fuel, loss on sale of aircraft, contract terminations expense, and special items (c)	8.94	¢	8.83	¢	1.2%		9.32	¢	9.04	¢	3.1%
Aircraft fuel expense per ASM (d)	3.05	¢	2.22	¢	37.4%		2.98	¢	2.23	¢	33.6%
Revenue block hours operated	55,147		49,384		11.7%		155,369		141,955		9.4%
Gallons of jet fuel consumed	72,133		67,160		7.4%		206,032		193,404		6.5%
Average cost per gallon of jet fuel (actual) (d)	$2.26		$1.64		37.8%		$2.18		$1.64		32.9%
Economic fuel cost per gallon (d)(e)	$2.15		$1.68		28.0%		$2.06		$1.65		24.8%

(a)	Amounts recast due to the adoption of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers.

(b)	Includes the operations of the Company's contract carrier under a capacity purchase agreement.

(c)	See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel, contract terminations expense, and special items.

(d)	Includes applicable taxes and fees.

(e)	See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense (unaudited)

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended September 30,			Nine months ended September 30,
	2018	2017	% Change	2018	2017	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$162,932	$110,111	48.0%	$449,404	$316,423	42.0%
Realized losses (gains) on settlement of fuel derivative contracts	(8,085)	2,787	NM	(24,572)	2,100	NM
Economic fuel expense	$154,847	$112,898	37.2%	$424,832	$318,523	33.4%
Fuel gallons consumed	72,133	67,160	7.4%	206,032	193,404	6.5%
Economic fuel costs per gallon	$2.15	$1.68	28.0%	$2.06	$1.65	24.8%

	Estimated three months ending December 31, 2018			Estimated full year ending December 31, 2018
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$153,424	to	$163,135	$588,403	to	$621,152
Realized losses on settlement of fuel derivative contracts	(7,100)		(7,100)	(31,600)		(31,600)
Economic fuel expense	$146,324	to	$156,035	$556,803	to	$589,552
Fuel gallons consumed	66,511	to	67,841	271,611	to	274,210
Economic fuel costs per gallon	$2.20	to	$2.30	$2.05	to	$2.15

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted net income per share, CASM, PRASM, RASM, Passenger Revenue per RPM and EBITDAR. Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•
Changes in fair value of derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period. This line item includes the unrealized amounts of fuel derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•
Unrealized loss (gain) on foreign debt is based on fluctuations in foreign exchange rates related to foreign-denominated debt agreements the Company executed during the three months ended June 30, 2018.

•
Loss (gain) on sale of aircraft is the result of adjustments to the final purchase price of the Company's Boeing 767-300 aircraft included in a forward sale agreement the Company entered into in January 2018. During the three months ended September 30, 2018, the Company recorded a loss on the sale of two Boeing 767-300 aircraft covered under the forward sale agreement of $1.8 million.

•
The Company believes that excluding the impact of these derivative adjustments, fluctuations in foreign exchange rates, and the sale of aircraft helps investors better analyze the Company's operational performance and compare its results to other airlines in the periods presented.

2018 contract terminations expense

•
During the three months ended March 31, 2018, the Company terminated two contracts which resulted in a $35.3 million contract terminations expense. In February 2018, the Company exercised its right to terminate its purchase agreement with Airbus for six Airbus A330-800neo aircraft and the purchase rights for an additional six Airbus A330-800neo aircraft. The Company recorded a contract terminations expense to reflect a portion of the termination penalty. In January 2018, the Company entered into a transaction with its lessor to early terminate and purchase three Boeing 767-300 aircraft leases and concurrently entered into a forward sale agreement for the same three Boeing 767-300 aircraft, including two Pratt & Whitney 4060 engines for each aircraft. These aircraft were previously accounted for as operating leases. In order to exit the leases and purchase the aircraft, the Company agreed to pay a total of $67.1 million (net of all deposits) of which a portion was expensed immediately and recognized as a lease termination fee. The expensed amount represents the total purchase price over fair value of the aircraft purchased as of the date of the transaction.

2017 special items

•
During the three months ended September 30, 2017 the Company terminated the Hawaiian Airlines, Inc. Salaried & IAM Merged Pension Plan (the Merged Plan) and settled a portion of its pilots' other post-retirement medical plan liability (OPEB). In connection with the reduction of these liabilities the Company recorded one-time other non-operating special items of $35.2 million related to the Merged Plan termination and $15.0 million related to the OPEB settlement.

•
During the three months ended June 30, 2017, the Company executed a sale leaseback transaction with an independent third party for three Boeing 767-300 aircraft as part of the Company's planned exit from its 767 fleet. During the three months ended June 30, 2017, the Company recorded a loss on sale of such aircraft of $4.8 million.

•
During the three months ended March 31, 2017, the Company accrued $18.7 million related to (1) a one-time payment to reduce the future 401k employer contribution for certain pilot groups, and (2) a one-time true up of the pilot vacation accrual at the new negotiated contract rates.

	Three months ended September 30,				Nine months ended September 30,
	2018		2017 (a)		2018		2017 (a)
	Total	Diluted Per Share	Total	Diluted Per Share	Total	Diluted Per Share	Total	Diluted Per Share
	(in thousands, except per share data)
GAAP net income, as reported	$93,542	$1.84	$71,622	$1.34	$201,564	$3.96	$182,162	$3.39
Add: changes in fair value of derivative contracts	4,590	0.09	(6,069)	(0.11)	(2,492)	(0.05)	8,128	0.15
Add: unrealized loss (gain) on foreign debt	(2,267)	(0.04)	—	—	(2,331)	(0.05)	—	—
Add: loss on sale of aircraft	1,844	0.04	—	—	1,844	0.04	—	—
Operating
Add: contract terminations expense	—	—	—	—	35,322	0.69	—	—
Add: special items	—	—	—	—	—	—	23,450	0.44
Nonoperating
Add: partial settlement and curtailment loss	—	—	15,001	0.28	—	—	15,001	0.28
Add: loss on plan termination	—	—	35,201	0.66	—	—	35,201	0.65
Deduct: tax effect of adjustments	(1,042)	(0.02)	(16,091)	(0.30)	(8,086)	(0.16)	(29,817)	(0.55)
Adjusted net income	$96,667	$1.91	$99,664	$1.86	$225,821	$4.43	$234,125	$4.35

(a)	Amounts recast due to the adoption of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers.

	Three months ended September 30,		Nine months ended September 30,
	2018	2017 (a)	2018	2017 (a)
	(in thousands)
Income Before Income Taxes, as reported	$116,757	$114,889	$259,639	$284,756
Add: changes in fair value of derivative contracts	4,590	(6,069)	(2,492)	8,129
Add: unrealized loss (gain) on foreign debt	(2,267)	—	(2,331)	—
Add: loss on sale of aircraft	1,844	—	1,844	—
Add: contract terminations expense	—	—	35,322	—
Add: special items	—	—	—	23,450
Add: nonoperating special items	—	50,202	—	50,202
Adjusted Income Before Income Taxes	$120,924	$159,022	$291,982	$366,537

(a)	Amounts recast due to the adoption of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers.

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and special items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and special items (if applicable) to measure and monitor its costs.

	Three months ended September 30,		Nine months ended September 30,
	2018	2017 (a)	2018	2017 (a)
	(in thousands, except CASM data)
GAAP operating expenses	$643,261	$547,214	$1,894,927	$1,624,669
Less: aircraft fuel, including taxes and delivery	(162,932)	(110,111)	(449,404)	(316,423)
Less: loss on sale of aircraft	(1,844)	—	(1,844)	—
Less: contract terminations expense	—	—	(35,322)	—
Less: special items	—	—	—	(23,450)
Adjusted operating expenses - excluding aircraft fuel, loss on sale of aircraft, contract terminations expense, and special items	$478,485	$437,103	$1,408,357	$1,284,796
Available Seat Miles	5,352,976	4,950,800	15,104,500	14,208,642
CASM - GAAP	12.02 ¢	11.05 ¢	12.55 ¢	11.43 ¢
Less: aircraft fuel	(3.05)	(2.22)	(2.98)	(2.23)
Less: loss on sale of aircraft	(0.03)	—	(0.01)	—
Less: contract terminations expense	—	—	(0.24)	—
Less: special items	—	—	—	(0.16)
CASM - excluding aircraft fuel, loss on sale of aircraft, contract terminations expense, and special items	8.94 ¢	8.83 ¢	9.32 ¢	9.04 ¢

(a)	Amounts recast due to the adoption of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers.

	Estimated three months ending December 31, 2018					Estimated full year ending December 31, 2018
	(in thousands, except CASM data)
GAAP operating expenses	$627,102		to	$660,656		$2,495,994	to	$2,565,075
Less: aircraft fuel, including taxes and delivery	(153,424)		to	(163,135)		(588,403)	to	(621,152)
Less: loss on sale of aircraft	—			—		(1,844)		(1,844)
Less: contract terminations expense	—			—		(35,322)		(35,322)
Adjusted operating expenses - excluding aircraft fuel, loss on sale of aircraft, and contract terminations expense	$473,678		to	$497,521		$1,870,425	to	$1,906,757
Available Seat Miles	5,013,951		to	5,109,192		20,052,050	to	20,242,116
CASM - GAAP	12.51	¢	to	12.93	¢	12.45 ¢	to	12.67 ¢
Less: aircraft fuel	(3.06)		to	(3.19)		(2.93)	to	(3.07)
Less: loss on sale of aircraft	—			—		(0.01)		(0.01)
Less: contract terminations expense	—		to	—		(0.18)	to	(0.17)
CASM - excluding aircraft fuel, loss on sale of aircraft, and contract terminations expense	9.45	¢	to	9.74	¢	9.33 ¢	to	9.42 ¢

Pre-tax margin
The Company excludes unrealized gains from fuel derivative contracts, losses on extinguishment of debt, and special items from pre-tax margin for the same reasons as described above.

	Three months ended September 30,		Nine months ended September 30,
	2018	2017 (a)	2018	2017 (a)
Pre-Tax Margin, as reported	15.4%	16.0%	12.1%	14.3%
Add: changes in fair value of derivative contracts	0.6	(0.8)	(0.1)	0.4
Add: unrealized loss (gain) on foreign debt	(0.3)	—	(0.1)	—
Add: loss on sale of aircraft	0.2	—	0.1	—
Add: contract terminations expense	—	—	1.6	—
Add: special items	—	—	—	1.2
Add: nonoperating special items	—	7.0	—	2.5
Adjusted Pre-Tax Margin	15.9%	22.2%	13.6%	18.4%

(a)	Amounts recast due to the adoption of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers.

Leverage ratio
The Company uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to represent long-term financial obligations. The Company excludes unrealized (gains) losses from fuel derivative contracts, losses on extinguishment of debt, and special items from earnings before interest, taxes, depreciation, amortization and rent (EBITDAR) for the reasons described above. Management believes this metric is helpful to investors in assessing the Company’s overall debt.

Twelve months ended
September 30, 2018 (a)
(in thousands, except Leverage Ratio)
Debt and capital lease obligations	$718,034
Plus: Aircraft leases capitalized at 7x last twelve months' aircraft rent	898,898
Adjusted debt and capital lease obligations	$1,616,932

EBITDAR:
Income Before Income Taxes	$365,703
Add back:
Interest and amortization of debt discounts and issuance costs	32,237
Depreciation and amortization	131,027
Aircraft rent	128,414
EBITDAR	$657,381

Adjustments:
Add: changes in fair value of derivative contracts	(14,465)
Add: unrealized loss (gain) on foreign debt	(2,331)
Add: loss on sale of aircraft	1,844
Add: contract terminations expense	35,322
Add: partial settlement and curtailment loss	(4,617)
Adjusted EBITDAR	$673,134

Leverage Ratio	2.4	x

(a)	Amounts recast due to the adoption of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers.